Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John Hobbs
+1 425-453-9400

ESTERLINE REPORTS FISCAL 2017 THIRD QUARTER RESULTS

•	Sales of $503.8 million in the third fiscal quarter; $1.47 billion year-to-date

•	Third fiscal quarter earnings from continuing operations of $31.3 million; adjusted earnings from continuing operations of $32.5 million

•	Third fiscal quarter GAAP earnings from continuing operations of $1.04 per diluted share; adjusted earnings per diluted share of $1.08

•	Free cash flow of $96.7 million year-to-date

•	Company updates full-year guidance

BELLEVUE, Wash., August 3, 2017 – Esterline Corporation (NYSE: ESL) (www.esterline.com), a leading specialty manufacturer serving the global aerospace and defense markets, today reported results for the third fiscal quarter ended June 30, 2017. The company reported consolidated revenue of $503.8 million during the quarter compared with $517.1 million in the year-ago period. Lower sales volume in the company’s Avionics & Controls segment primarily contributed to the lower year-over-year quarterly revenue result. The company reported year-to-date (YTD) fiscal 2017 revenues of $1.47 billion, slightly ahead of the prior-year result of $1.45 billion.

Earnings from continuing operations in the third fiscal quarter of 2017 were $31.3 million, or $1.04 per diluted share, compared with prior-year earnings from continuing operations of $38.0 million, or $1.28 per diluted share. Earnings from continuing operations in the third fiscal quarter of 2017 were affected by higher research, development and engineering (R&D) spending and a higher effective tax rate. U.S. GAAP earnings from continuing operations YTD in fiscal 2017 were $88.0 million, or $2.94 per diluted share, compared with $64.9 million, or $2.18 per diluted share, in the 2016 period.

Adjusted earnings from continuing operations for the third fiscal quarter of 2017 were $32.5 million, or $1.08 per diluted share (see Table 1 below). In the comparable period of the prior year, adjusted earnings from continuing operations were $40.9 million, or $1.38 per diluted share. Adjusted earnings from continuing operations YTD in fiscal 2017 were $93.0 million, or $3.11 per diluted share, compared with $86.6 million, or $2.91 per diluted share, in the prior year (see Table 2 below).

(more)

Page 2 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

Curtis Reusser, Esterline’s Chief Executive Officer, said, “We delivered modest year-to-date revenue growth over last year and improved operating profit across our business through the third quarter of fiscal 2017. The cadence of our earnings has evolved from our original expectation and we expect to achieve results within our original full-year guidance. Our global facilities are focused on execution as our integration and compliance enhancement efforts near completion, and we are generating strong cash returns.”

Table 1:	Effect of Certain Items on Third Fiscal Quarter 2017
Earnings from Continuing Operations

	$ Millions	EPS
Earnings (U.S. GAAP)	$31.3	$1.04

Advanced Displays Integration Costs	0.1	0.01
Compliance Costs	1.1	0.03

Adjusted Earnings	$32.5	$1.08

Full-Year Outlook

The company noted that its fiscal 2017 full-year expectation for sales is approximately $2.0 billion. For GAAP earnings from continuing operations, the company narrowed its guidance range to $4.30 to $4.50 per diluted share, from $4.30 to $4.70 per diluted share. The expectation for full-year adjusted earnings from continuing operations, which exclude certain compliance and integration costs, was adjusted similarly to a range of $4.50 to $4.70 per diluted share, from the prior range of $4.50 to $4.90 per diluted share. The company also updated its guidance for fiscal 2017 full-year EBITDA to a range of $300 million to $310 million. Full-year free cash flow is expected to be in excess of 100% of net income and in a range of $130 million to $150 million.

Results of Operations

Including discontinued operations, net earnings for the third fiscal quarter of 2017 were $30.5 million, or $1.01 per diluted share, compared with $29.4 million, or $0.99 per diluted share, in the comparable period in fiscal 2016. Net earnings in the third fiscal quarter of 2017 and 2016 included losses from discontinued operations of $0.8 million and $8.7 million, respectively.

New orders in the third fiscal quarter of 2017 were $532.0 million, compared with $569.7 million in the comparable prior-year period. Fiscal 2016 benefited from large defense orders booked in the Avionics & Controls segment in the third quarter. Backlog at the end of the third fiscal quarter of 2017 was $1.24 billion, compared with $1.36 billion at the end of the third fiscal quarter of 2016.

Gross profit in the third fiscal quarter of 2017 was $170.6 million, compared with $173.6 million in the prior-year period. Gross margin as a percentage of sales in the third fiscal quarter of 2017 was 33.9% compared with 33.6% in the prior-year period. Improved gross margin performance on lower sales is the result of favorable product mix in Avionics & Controls and recovery of defense countermeasure volumes in Advanced Materials.

(more)

Page 3 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

Selling, general and administrative (SG&A) expenses during the third fiscal quarter of 2017 were $93.6 million, compared with $96.8 million in the prior year. Fiscal 2017 third quarter SG&A expenses as a percentage of sales were 18.6%, compared with the prior-year level of 18.7%.

R&D spending in the third fiscal quarter of 2017 was $27.9 million, or 5.5% of sales, compared with $22.2 million, or 4.3% of sales, in the prior-year period. Year-to-date fiscal 2017 R&D spending was $75.7 million, or 5.1% of sales. Full-year R&D expense for fiscal 2017 is expected to be 5.1%.

The company’s income tax rate in the third fiscal quarter of 2017 was 24.8% compared with 17.2% in the prior-year period. The company expects a tax rate in the fourth fiscal quarter of 2017 of approximately 27% to 28% and a full-year tax rate in a range of 24% to 25%. This will move to a normalized rate of 27% to 28% in fiscal 2018 and beyond. U.K. tax law changes implemented in 2017 are driving the tax rate increase from prior years.

Year-to-Date Results of Operations

For the nine months of fiscal 2017 ended June 30, 2017, sales were $1.47 billion, compared with $1.45 billion in the prior-year period. Fiscal 2017 YTD GAAP earnings from continuing operations were $88.0 million, or $2.94 per diluted share, compared with the prior-year period results of $64.9 million, or $2.18 per diluted share. Excluding the discrete costs described in Table 2 below, adjusted earnings from continuing operations in the first nine months of fiscal 2017 were $93.0 million, or $3.11 per diluted share. Adjusted earnings from continuing operations for the first nine months of 2016 were $86.6 million, or $2.91 per diluted share.

Table 2:	Effect of Certain Items on YTD Fiscal 2017
Earnings from Continuing Operations

	$ Millions	EPS
Earnings (U.S. GAAP)	$88.0	$2.94

Advanced Displays Integration Costs	0.9	0.03
Compliance Costs	4.1	0.14

Adjusted Earnings	$93.0	$3.11

Cash flow from operations through the nine months ended June 30, 2017, was $138.9 million, compared with $118.6 million through the nine months ended July 1, 2016. Free cash flow was $96.7 million in the first nine months of fiscal 2017 and capital expenditures were $42.2 million. Free cash flow was $60.1 million in the first nine months of fiscal 2016 and capital expenditures were $58.5 million.

(more)

Page 4 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 877-307-0078; outside the U.S., use 531-289-2890. The pass code for the call is: 51662751. The company has posted a presentation on its website (www.esterline.com) under “Presentations” in the Investor Relations section to provide additional information about its third fiscal quarter operational and financial results. The presentation is also included as Exhibit 99.2 to the company’s report on Form 8-K, which is being submitted today to the SEC.

Non-GAAP Financial Information

This press release and the related presentation providing supplemental financial information include non-GAAP financial measures—adjusted earnings from continuing operations, adjusted earnings from continuing operations per diluted share, adjusted earnings before interest and tax (EBIT), operating earnings from continuing operations adjusted to exclude depreciation and amortization expense (EBITDA), adjusted gross margin, and free cash flow—that have not been calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the costs associated with certain integration activities—including restructuring charges—and incremental compliance costs as well as discrete items associated with our acquisition of the Advanced Displays business in January 2015, in each case, as further detailed in the tables below. Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. EBIT is defined as operating earnings from continuing operations. Adjusted EBIT and adjusted gross margin exclude the same costs excluded from adjusted earnings from continuing operations. EBITDA consists of EBIT plus depreciation and amortization of $25.5 million in the third quarter and $76.0 million in the first nine months of fiscal 2017, and $24.2 million in the third quarter and $72.2 million in the first nine months of fiscal 2016. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations. Additional relevant reconciliations are included in the presentation providing supplemental financial information.

(more)

Page 5 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

In millions, except per share amounts

	Three Months Ended June 30, 2017		Three Months Ended July 1, 2016
		Diluted EPS		Diluted EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$31.3	$1.04	$38.0	$1.28
Advanced Displays Integration Costs, Net of Tax of $0.1 and $0.7	0.1	0.01	2.1	0.07
Compliance Costs, Net of Tax of $0.4 and $0.6	1.1	0.03	2.1	0.08
Accelerated Integration Costs, Net of Tax of $0.3	—	—	1.2	0.04
Long-term Contract Adjustments, Net of Tax of $0.2	—	—	(2.5)	(0.09)

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$32.5	$1.08	$40.9	$1.38

In millions, except per share amounts

	Nine Months Ended June 30, 2017		Nine Months Ended July 1, 2016
		Diluted EPS		Diluted EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$88.0	$2.94	$64.9	$2.18
Advanced Displays Integration Costs, Net of Tax of $0.3 and $1.5	0.9	0.03	8.9	0.30
Compliance Costs, Net of Tax of $1.1 and $1.2	4.1	0.14	7.0	0.23
Accelerated Integration Costs, Net of Tax of $0.7	—	—	4.2	0.14
Long-term Contract Adjustments, Net of Tax of $0.3	—	—	1.6	0.06

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$93.0	$3.11	$86.6	$2.91

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to the performance of its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

In addition, management believes investors’ and financial analysts’ understanding of the company’s performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing the company’s historical results of operations.

(more)

Page 6 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

(more)

Page 7 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Segment Sales
Avionics & Controls	$209,168	$222,583	$615,443	$607,493
Sensors & Systems	184,450	186,337	534,001	514,836
Advanced Materials	110,135	108,172	321,224	326,550

Net Sales	503,753	517,092	1,470,668	1,448,879

Cost of Sales	333,124	343,508	980,073	981,403

	170,629	173,584	490,595	467,476
Expenses
Selling, general and administrative	93,615	96,769	286,331	293,283
Research, development and engineering	27,866	22,211	75,712	72,760
Insurance recovery	—	—	(7,789)	—
Restructuring charges	—	559	—	2,430

Total Expenses	121,481	119,539	354,254	368,473

Operating Earnings from Continuing Operations	49,148	54,045	136,341	99,003

Interest Income	(150)	(30)	(346)	(211)
Interest Expense	7,299	7,659	22,645	22,169

Earnings from Continuing Operations
Before Income Taxes	41,999	46,416	114,042	77,045
Income Tax Expense	10,433	7,975	25,013	11,358

Earnings from Continuing Operations
Including Noncontrolling Interests	31,566	38,441	89,029	65,687
Earnings Attributable to Noncontrolling Interests	(278)	(395)	(1,069)	(781)

Earnings from Continuing Operations Attributable to Esterline, Net of Tax	31,288	38,046	87,960	64,906
Gain (Loss) from Discontinued Operations, Attributable to Esterline, Net of Tax	(815)	(8,690)	(6,185)	(15,493)

Net Earnings Attributable to Esterline	$30,473	$29,356	$81,775	$49,413

Earnings (Loss) Per Share—Basic:
Continuing Operations	$1.05	$1.30	$2.96	$2.19
Discontinued Operations	(.03)	(.30)	(.21)	(.52)

Earnings (Loss) Per Share—Basic	$1.02	$1.00	$2.75	$1.67

Earnings (Loss) Per Share—Diluted:
Continuing Operations	$1.04	$1.28	$2.94	$2.18
Discontinued Operations	(.03)	(.29)	(.21)	(.52)

Earnings (Loss) Per Share—Diluted	$1.01	$.99	$2.73	$1.66

Weighted Average Number of Shares Outstanding—Basic	29,830	29,381	29,698	29,517

Weighted Average Number of Shares Outstanding—Diluted	30,068	29,601	29,953	29,788

Page 8 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings From Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended		Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Segment Sales
Avionics & Controls	$209,168	$222,583	$615,443	$607,493
Sensors & Systems	184,450	186,337	534,001	514,836
Advanced Materials	110,135	108,172	321,224	326,550

Net Sales	$503,753	$517,092	$1,470,668	$1,448,879

Earnings from Continuing Operations Before Income Taxes
Avionics & Controls	$22,495	$28,517	$62,173	$40,579
Sensors & Systems	24,842	27,942	71,944	61,670
Advanced Materials	17,780	15,512	55,982	51,710

Segment Earnings	65,117	71,971	190,099	153,959

Corporate expense	(15,969)	(17,926)	(53,758)	(54,956)
Interest income	150	30	346	211
Interest expense	(7,299)	(7,659)	(22,645)	(22,169)

Earnings from Continuing Operations Before Income Taxes	$41,999	$46,416	$114,042	$77,045

Page 9 of 9 Esterline Reports Fiscal 2017 Third Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	June 30, 2017	September 30, 2016

Assets
Current Assets
Cash and cash equivalents	$279,398	$258,520
Cash in escrow	—	1,125
Accounts receivable, net	401,479	422,073
Inventories	487,700	450,206
Income tax refundable	5,569	5,183
Prepaid expenses	22,371	17,909
Other current assets	9,689	5,322
Current assets of businesses held for sale	3,868	15,450

Total Current Assets	1,210,074	1,175,788

Property, Plant and Equipment, Net	343,082	338,034

Other Non-Current Assets
Goodwill	1,032,034	1,024,667
Intangibles, net	361,927	393,035
Deferred income tax benefits	75,387	75,409
Other assets	16,870	13,698
Non-current assets of businesses held for sale	10,257	11,400

	$3,049,631	$3,032,031

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$128,293	$121,816
Accrued liabilities	228,742	238,163
Current maturities of long-term debt	14,215	16,774
Federal and foreign income taxes	4,561	10,932
Current liabilities of businesses held for sale	471	10,813

Total Current Liabilities	376,282	398,498

Long-Term Liabilities
Credit facilities	65,000	155,000
Long-term debt, net of current maturities	701,024	698,796
Deferred income tax liabilities	45,357	53,798
Pension and post-retirement obligations	93,347	92,520
Other liabilities	19,388	21,968
Non-current liabilities of businesses held for sale	1,685	320
Total Shareholders’ Equity	1,747,548	1,611,131

	$3,049,631	$3,032,031